UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2013 (March 7, 2013)

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL RESULTS

On March 7, 2013, U.S. Physical Therapy, Inc. (the “Company”) reported its results for the fourth quarter and year ended December 31, 2012. In addition, the Company announced that its board of directors declared a quarterly dividend of $.10 per share to holders of record of common stock as of the close of business on March 15, 2013 payable on March 29, 2013.  A copy of the press release is attached hereto as Exhibit 99.1.

The press release contains certain non-GAAP financial measures as defined under Regulation G of the rules and regulations of the SEC.  These non-GAAP financial measures contained in the presentation include a presentation of Adjusted Net Income Attributable to Common Shareholders (“Adjusted Net Income”).  Adjusted Net Income equals net income attributable to common shareholders (“Net Income”) less after-tax effect of 2011 gain on purchase price settlement, as described in press release.  See page 8 of the attached Exhibit 99.1 which includes a reconciliation of Net Income to Adjusted Net Income.  Net Income and net income including noncontrolling interests are GAAP measurements located in the consolidated statements of net income found on Page 7 of the attached Exhibit 99.1.  Management believes providing these non-GAAP financial measurements to investors are useful information for comparing the Company’s period-to-period results.

While the Company intends to declare dividends in subsequent quarters, any future dividends will be at the discretion of the Company’s board of directors after taking into account various factors, including general economic and business conditions, tax considerations, the Company’s strategic plan, the results of operation and financial condition of the Company, the acquisition and expansion plans of the Company, any contractual, legal or regulatory restrictions on the payment of dividends, and such other factors as the board considers relevant.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 7.01   REGULATION FD DISCLOSURE

As previously announced, the American Taxpayer Relief Act of 2012 enacted in January includes provisions which will reduce reimbursement for physical therapy services provided to Medicare patients. The new law increases the multiple procedures payment reduction (“MPPR”) to 50% effective April 1, 2013. The estimated impact in 2013 to the Company from this rate reduction is up to $0.18 per diluted share. On March 1, 2013, the sequester became effective which calls for an additional 2% cut in Medicare expenditures. The projected effect to the Company is to further reduce earnings by approximately $.04 per diluted share in 2013.

In January and February, although patient referrals were as planned, the Company’s volume of patient visits was significantly impacted by severe weather and the flu, particularly in the East and Midwest. Significant winter storms have continued in certain parts of the country thus far in March.

ITEM 8.01   OTHER EVENTS

See Item 2.02 above.  On March 7, 2013, the Company announced a dividend of $.10 per share to holders of record of its common stock as of the close of business on March 15, 2013 payable on March 29, 2013.

On February 28, 2013, the Company acquired a 72% interest in a 9 clinic physical therapy group. The practice sees approximately 34,000 patient visits per year with annual revenue of about $4 million.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Description of Exhibits

99.1	Registrant's press release dated March 7, 2013 announcing results for the fourth quarter and year ended December 31, 2012.*

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated:	March 7, 2013	By: /s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

99.1	Press Release dated March 7, 2013.*

* Furnished herewith